Exhibit 99.1

SOCIETY PASS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	June 30, 2025	August 15, 2025
	(Unaudited)	(Proforma)(1)

ASSETS
Current assets:
Cash and cash equivalents	$8,218,805	$21,009,098
Restricted cash	50,000	50,000
Accounts receivable, net	1,064,164	708,315
Inventories	127,843	127,843
Contract assets	327,267	327,267
Deposits, prepayments and other receivables	12,796,555	6,533,361
Total current assets	22,584,634	28,755,884

Non-current assets:
Intangible assets, net	5,311,177	5,311,177
Goodwill	81,849	81,849
Plant and equipment, net	347,106	347,106
Right of use assets, net	809,329	809,329
Deferred tax assets	58,350	58,350
Total non-current assets	6,607,811	6,607,811

TOTAL ASSETS	$29,192,445	$35,363,695

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payables	$9,581,836	$2,821,419
Contract liabilities	951,228	951,228
Accrued liabilities and other payables	15,492,850	15,492,850
Due to related parties	12,739	12,739
Operating lease liabilities	432,842	432,842
Loan	24,270	24,270
Total current liabilities	26,495,765	19,735,348

Non-current liabilities
Operating lease liabilities	377,776	377,776
Deferred tax liabilities	69,000	69,000
Total non-current liabilities	446,776	446,776

TOTAL LIABILITIES	26,942,541	20,182,124

COMMITMENTS AND CONTINGENCIES
Convertible preferred shares; $0.0001 par value, 5,000,000 shares authorized, 4,766,500 and 4,766,500 shares undesignated as of March 31, 2025 and December 31, 2024, respectively
Series A shares: 10,000 shares designated; 0 and 0 Series A shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series B shares: 10,000 shares designated; 0 and 0 Series B shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series B-1 shares: 15,000 shares designated; 0 and 0 Series B-1 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Series C shares: 15,000 shares designated; 0 and 0 Series C shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, net of issuance cost	—	—
Series C-1 shares: 30,000 shares designated; 0 and 0 Series C-1 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively, net of issuance cost	—	—

SHAREHOLDERS’ EQUITY (DEFICIT) SURPLUS
Series X Super Voting Preferred Stock, $0.0001 par value, 153,500 shares designated; 153,500 and 153,500 Series X shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	15	15
Common shares; $0.0001 par value, 50,000,000 shares authorized; 5,011,061 and 5,311,061 shares issued and outstanding as of May 31, 2025 and June 30, 2025, respectively	531	536
Subscription receivable	(381,111)	(381,111)
Additional paid-in capital	114,698,365	128,248,848
Less: Preferred stock held in treasury, at cost; 150,000 and 150,000 shares at May 31, 2025 and June 30, 2025, respectively	(15)	(15)
Less: Common shares held in treasury, at cost; 51,902 and 51,902 shares May 31, 2025 and June 30,2025, respectively	—	—
Accumulated other comprehensive loss	(380,449)	(380,449)
Accumulated deficit	(111,488,907)	(112,091,618)
Total (deficit) surplus attributable to Society Pass Incorporated	2,448,429	15,396,206
Non-controlling interest	(198,525)	(214,635)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT) SURPLUS	2,249,904	15,181,571
TOTAL LIABILITIES AND EQUITY	$29,192,445	$35,363,695

(1)	Proforma as adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses from the initial public offering (the “IPO”) of NusaTrip Incorporated, a subsidiary of the Company (“NusaTrip”). We received net proceeds of approximately $13,500,000 (gross offering proceeds of $15,000,000, less underwriting discounts of $1,050,000, non-accountable expense of 150,000 and offering expenses of $300,000, of which $263,194 have paid) from the IPO. The shares of common stock reflect the issuance and sale of 3,750,000 shares of common stock of NusaTrip at an initial public offering price of $4.00 per share after deducting underwriting discounts, underwriter expense allowance and other expenses.